May 31, 1995


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Registration Statement on Form S-8
     filed on behalf of Hibernia Corporation

Dear Sir or Madam:

     Attached hereto is a registration statement on Form S-8 to register shares of Hibernia Corporation Class A Common Stock to be issued to employees pursuant to Hibernia's Long-Term Incentive Plan. A registration fee in the amount of $13,506 has been paid in connection with this filing, which represents 1/29 of 1% of the market value of the securities registered, based upon the average of the hi and lo prices of the stock as listed on the New York Stock Exchange on May 25, 1995 under Rule 457 (h). We understand that this registration statement will be declared effective immediately upon filing pursuant to General Instruction D to Form S-8.

     If you have any questions concerning this filing, please call me at (504) 533-2486.

                                   Very truly yours,


                                   /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Secretary and Associate Counsel

PCM/gbp

cc:  Jane Armstrong, Esq.
     Virginia Boulet, Esq.
     Stephen D.M. Schuetz

As filed with the Securities and Exchange Commission on June 1,
1995.

                         Registration No. 33-___________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C. 20549


                                FORM S-8

                         REGISTRATION STATEMENT

                                 Under
                        THE SECURITIES ACT OF 1933

                    _________________________________


                          HIBERNIA CORPORATION
         (Exact name of registrant as specified in its charter)

          LOUISIANA                             72-0724532
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                     _____________________________

                     CALCULATION OF REGISTRATION FEE

_________________________________________________________________

TITLE OF        AMOUNT TO BE    PROPOSED   PROPOSED   AMOUNT OF
SECURITIES      REGISTERED      MAXIMUM    MAXIMUM    REGISTRATION
TO BE REGISTERED                OFFERING   AGGREGATE  FEE (2)
                                PRICE PER  OFFERING
                                SHARE (1)  PRICE (1)
_________________________________________________________________

Class A
Common Stock,    4,747,550      $8.25      $9,167,287  $13,506.00
no par value      shares
_________________________________________________________________

1.      Calculated pursuant to Rule 457 (c) as permitted by Rules
        457(h) of the Securities Act of 1933 (the "Securities Act"), based upon the mean of the hi and lo sales prices of a shares of the Company's Common Stock on May 25, 1995.

                                 Prospectus


                           HIBERNIA CORPORATION

                                 ___________

                               4,747,550 Shares

                   Class A Common Voting Stock (no par value)



                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ___________

        This Prospectus relates to 4,747,550 shares of Class A Common Voting Stock, no par value (the "Common Stock") of Hibernia Corporation (the "Company") issued or to be issued and sold upon the exercise of stock options and the vesting of Restricted Stock Awards and Performance Share Awards (as defined in the plan referenced below) granted under the Hibernia Corporation Long-Term Incentive Plan (the "Plan").

        This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

        No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

                                 ___________

        It is suggested that this Prospectus be retained for future reference.

        The date of this Prospectus is May 31, 1995.

                        TABLE OF CONTENTS


                                                               Page

AVAILABLE INFORMATION ...............................
THE PLAN.............................................
     General ........................................
     Eligibility for Participation in
       the Plan .....................................
     Administration of the Plan .....................
     Terms of Options................................
     Special Considerations for
       Certain Officers .............................
     Use of Common Stock to
       Satisfy Tax Liabilities ......................
FEDERAL INCOME TAX CONSEQUENCES .....................
     Non-Qualified Stock Options ....................
     Use of Common Stock To
       Exercise Options .............................
     Use of Common Stock to Satisfy
       Tax Liabilities ..............................
     Wash Sales of Stock ............................
     General ........................................
PERIODIC REPORTS TO SHAREHOLDERS ....................
CERTAIN OTHER INFORMATION ...........................

                       AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the shares of Hibernia Common Stock are listed.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of the Annual Report to Shareholders of the Company and any and all of the documents incorporated herein by reference (other than exhibits to such documents). See "Certain Other Information."
Such requests should be directed to Susan Klein, Assistant
Secretary, Corporate Law Division, at the Company's office at 225 Baronne Street, 11th Floor, New Orleans, Louisiana 70112, telephone
(504) 533-3411.

        Neither delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information set forth herein since the date hereof.

                          THE PLAN

        The following is a summary of the pertinent provisions of the Plan and does not purport to be complete. This summary is qualified in all respects by the full text of the Plan which is set forth in Exhibit A to this Proxy Statement.

General

        The Plan was adopted by the Board of Directors on May 26, 1992 and was approved by shareholders at the 1992 Annual Meeting of Shareholders on September 27, 1992. Under the Plan, stock options, performance share awards, performance unit awards and restricted stock awards for up to an initial aggregate of 2,000,000 shares of Common Stock of the Company may be granted. On January 1 of each year beginning in 1993, the maximum number of shares with respect to which awards may be granted under the Plan is to be increased by one percent of the number of shares of Common Stock and securities convertible into Common Stock which are outstanding on such date. Pursuant to this provision, 823,970 shares were added on January 1, 1993, 836,117 shares on January 1, 1994 and 1,087,463 shares on
January 1, 1995. The number of shares subject to the Plan is also subject to adjustment upon, among other things, any increase in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend or the declaration of a dividend payable in cash that has a material effect on the price of issued and outstanding shares of Common Stock.

        The Plan is intended to replace the existing stock option plan of the Company to a significant degree by providing a more flexible and comprehensive plan for stock-related long-term incentive compensation for employees of the Company. The Company anticipates making fewer grants under the existing stock option plan in the future and instead granting awards under the Plan, although the Company may continue to use the 1987 Stock Option Plan to reward employees in connection with promotions and as incentives for newly hired high level employees. In addition, in adopting the Plan, the Board of Directors of the Company recognized that middle and senior managers will be responsible, in large measure, for the future success of the Company, and the Plan attempts to link the compensation of these individuals more closely with such success.

        The Executive Compensation Committee of the Board of Directors of the Company has established certain guidelines for administration of the Plan which have the effect of imposing limitations on the broad flexibility contained in the Plan. The guidelines include a minimum price at which stock options will be exercisable; a limitation on the amount of restricted stock awards; clarifying forfeiture provisions for restricted stock awards, including a definition of "competition;" setting forth the specific circumstances, if any, under which the Committee may delegate any portion of its authority under the Plan; whether fractional shares may be settled in cash or will be forfeited; declaration of the Committee's intent that the Plan meet the requirements of Rule 16b-
3 of the rules and regulations promulgated by the Commission under the Exchange Act and that any provision or operation of the Plan that would have the effect of disqualifying it for treatment as an exempt plan under Rule 16b-3 would be void; and restrictions on the number of shares issuable on the grant of awards in order to preserve certain favorable tax attributes of the Company. Although the Executive Compensation Committee of the Company has the power to modify these guidelines in the future, it does not presently intend to do so.

Administration of the Plan

        The Plan is to be administered by a Committee of the Board of Directors of the Company, initially the Executive Compensation Committee (the "Committee") or such other committee as shall be constituted for that purpose. The Plan limits the administration to a committee appointed by the Board of Directors in such a manner as to qualify the Plan under certain provisions of Federal securities laws. The Committee will select participants in the Plan, and, subject to the terms, conditions and limitations in the Plan, set forth the specific terms and conditions of any award under the Plan. The Plan by its terms will and is intended to remain in effect until terminated by the Board of Directors of the Company.

Eligibility for Participation

        Awards under the Plan may be made to employees of the Company or its subsidiaries whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company.

Terms of Options

        The Plan permits the Committee to award nonqualified stock options to employees. The terms of each such option are required to be evidenced by an agreement which sets forth the terms and conditions of such option. Although there is no restriction in the Plan as to the minimum price per share at which a stock option may be granted, the Committee has adopted guidelines under the Plan prohibiting the grant of any option having an exercise price less than the fair market value of the Common Stock on the date of the grant. For purposes of the Plan, fair market value is defined as the average of the high and low sales prices per share at which the Company's Common Stock is traded on the New York Stock Exchange, Inc. on the date of any such grant.

        Options to be granted under the Plan may be exercisable at such time or times as may be determined by the Committee provided that no stock option may be exercisable during the first six months after the date of grant except in the case of death. The Committee intends generally to grant options under the Plan that are exercisable as to 50% of the shares covered thereby two years after the date of grant, an additional 25% of the shares three years after the date of grant and the remaining 25% four years after the date of grant. Options will become exercisable in full in the event of the employee's death or disability but must be exercised within one year after such event or be forfeited.

        The Plan provides that an option may be exercised by the payment of cash or in any other manner determined by the Committee, including, but limited to, the use of previously owned shares of

Common Stock that have been owned for at least six months, the withholding and/or surrender of shares subject to the stock option, the delivery of an irrevocable direction to a brokerage firm to sell shares and deliver all or a portion of the proceeds to the Company, the delivery of an irrevocable direction to a brokerage firm or a lender to deliver all or a portion of the proceeds of a loan to the Company, or the surrender of all or part of any stock option in exchange for payment in an amount equal to the difference between the fair market value of the shares subject to such option or portion thereof and the aggregate exercise price thereof.

Terms of Performance Share Awards and Performance Unit Awards

        The Plan permits the Committee to grant performance share awards and performance unit awards to employees. The terms of each such performance share or performance unit award are required to be evidenced by an agreement which sets forth the terms and conditions of such award. The written agreement must contain provisions not inconsistent with the terms of the Plan including, without limitation, restrictions on the transferability of shares of Common Stock issued in settlement of the performance share or performance unit award, which may be granted alone or in addition to or in tandem with other awards granted under the Plan. Performance share or performance unit awards shall provide that in order for a recipient of such an award to become irrevocably entitled to it, the Company, a subsidiary of the Company or any division or department of the Company or such subsidiary or a combination of one or more of such units must achieve certain performance goals over a designated period of at least two years. The performance goals and performance period for each performance share or performance unit award are to be established by the Committee and may be changed by the Committee to reflect significant unforeseen and unforeseeable events or changes. The Committee may also establish a schedule which sets forth a percentage of each performance share or performance unit award which may be earned or forfeited based on the degree of achievement of the performance goals actually achieved or exceeded for such performance.

        Performance share or performance unit awards may be paid in shares of Common Stock or cash equal to fair market value of shares of Common Stock on the payment date, or in any combination of shares and cash, in the discretion of the Committee.

        Each performance share or performance unit award will set forth the extent to which such award depends on continued employment of the recipient of such award by the Company or any subsidiary of the Company.

        A recipient of a performance share award may, if the Committee so determines, be entitled to receive cash dividends or cash dividend equivalents with respect to the shares of Common Stock covered by such award, and the Committee may provide that such amounts, if any, will be deemed to have been invested in additional shares of Common Stock if permissible under the guidelines established by the Committee. A recipient of a performance share award will not have the right to vote the shares subject to such award until such time as such shares are earned and distributed. Except as specifically provided above in this paragraph with respect to a performance share award, recipients of performance share and performance unit awards will not be entitled to any rights as shareholders of the Company with respect to such awards until the awards are earned. Once the awards are earned, the Committee may impose restrictions upon the transfer of the shares earned under the award while the recipient remains employed by the Company.

Restricted Stock Awards

        The Plan also permits the Committee to grant restricted stock awards to employees. The terms of each such restricted stock award are required to be evidenced by an agreement which sets forth the terms and conditions of such award, which may be granted alone or in addition to or in tandem with other awards granted under the Plan. The terms and conditions of each restricted stock award will include the conditions under which the shares subject to such award will be forfeited and the terms and conditions under which any restrictions on such shares will lapse and the shares subject to such award will be delivered to a recipient of such award free and clear of any restrictions. The terms of such awards will provide for such conditions as the Committee may determine. The Committee may provide for the lapse of any term, condition or restriction in installments during or at the end of the period of any restriction included in the restricted stock award and may accelerate or waive any such term, condition or restriction in whole or in part.

        A recipient of a restricted stock award may not transfer or encumber the shares subject to such award during the period of any restriction included in the award. However, the recipient may have all the other rights of a shareholder, including the right to vote the shares and receive any dividends with respect to the shares if so granted under the terms of a particular award. Certificates representing the shares included in any restricted stock award may be deposited with the Company until any restriction lapses in the discretion of the Committee. If the certificates are deposited with the Company, the shares will be delivered to the recipient of any such award after the restriction lapses.

        The Committee has adopted guidelines which specify that no more than 10% of the available shares will be granted as restricted stock awards under the Plan. In addition, the Committee's guidelines provide that the maximum award to any individual in a twelve-month period shall have a fair market value that does not exceed the greater of 25% of the employee's annual salary or $25,000.

Acquisition of Stock For Awards

        The Plan authorizes the issuance of up to an initial aggregate of 2,000,000 shares of Common Stock in connection with awards under the Plan, which number of shares has been authorized by the Board of Directors for issuance under the Plan. The Plan also provides for an annual increase in the number of shares that may be issued, which increase will be equal to 1% of the number of shares of Common Stock outstanding on January 1 of the year in question. An additional 823,970 were authorized for issuance under the Plan under this provision as of January 1, 1993, 836,117 on January 1, 1994 and 1,087,463 shares on January 1, 1995.

        The Company anticipates using a combination of newly issued shares and shares purchased in the open market for awards under the Plan. When issued, newly issued shares will have the effect of diluting the percentage ownership of existing shareholders of the Company.

Summary of Certain Federal Income Tax Consequences

        Nonqualified Stock Options

        An optionee does not recognize income on the grant of a nonqualified stock option, but generally will recognize ordinary income upon its exercise. The amount of income recognized upon exercise generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares, regardless whether the exercise price is paid in cash or in shares of stock. If ordinary income is recognized by an optionee in connection with the exercise of a nonqualified stock option, the optionee's employer will be entitled to a deduction in the amount of ordinary income so recognized, provided the employer complies with applicable tax withholding requirements.

        Performance Shares and Performance Units

        A recipient of a performance share or performance unit award generally will not recognize income on the grant of a performance share or performance unit award, but generally will recognize ordinary income upon the receipt of shares or cash in connection with the award in an amount equal to the amount of cash and the fair market value of any shares received, plus the amount of any taxes withheld.

        Where ordinary income is recognized by a recipient in connection with a performance share or performance unit award, the recipient's employer will be entitled to a deduction in the amount of ordinary income so recognized, provided the employer complies with applicable tax withholding requirements.

        Restricted Stock

        A recipient of a restricted stock award is not required to include the value of such shares in ordinary income until the shares are no longer subject to a substantial risk of forfeiture, unless the recipient elects to be taxed on receipt of the shares. In either case, the amount of such income generally will be equal to the fair market value of the shares at the time the income is recognized. The recipient's employer will be entitled to a deduction in the amount of ordinary income so recognized, provided the employer complies with applicable tax withholding requirements.

        General

        The rules governing the tax treatment of options, performance shares, performance units and awards of restricted stock, and a recipient's receipt of shares or cash in connection with such awards, are quite technical, and the above description is necessarily general in nature and does not purport to be complete.
In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the Federal income tax laws, although treatment of these awards under Louisiana law is generally the same as under Federal law.

Additional Provisions of the Plan

        If the employment of a recipient of an award is terminated for cause or by the recipient voluntarily and within eighteen months thereafter the recipient accepts employment with a competitor of the Company, the Plan provides that the Committee may require that any economic value obtained by such recipient with respect to any award under the Plan at any time within six months prior to the date of termination of employment, shall be repaid to the Company.

        In addition to provisions requiring the Company to make adjustment in the awards covered by the Plan in the event of any corporate change, the Plan contains a provision that in the event of a change of control of the Company, unless the Board of Directors determines otherwise, all awards under the Plan shall be fully exercisable and be deemed to have been fully earned and any conditions imposed on them shall be deemed to have been satisfied and any restrictions lapsed. The term "change in control" for this purpose means the acquisition of the power to direct management of the Company or the acquisition of power to vote 20% or more of the stock of the Company or any other condition which the Board of Directors deems to be a change in control.

        Awards granted under the Plan will not be assignable or transferable by any recipient except by will or the laws of descent and distribution and, during the lifetime of a recipient, may only be exercisable by, or paid to, the recipient or his or her legal representative.

Administration of the Plan

        The Plan is administered by the Executive Compensation Committee (the "Committee") of the Board of Directors. The Committee currently consists of non-employee directors. Committee members, along with other non-employee directors, are not eligible to participate in the Plan. The Board of Directors may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and fill vacancies, however caused. The present members of the Committee are Mr. James H. Stone, Chairman, and Messrs. J. Terrell Brown, Robert L. Goodwin, Dick H. Hearin, Ernest L. Williamson and Mrs. Virginia Weinmann. Information as to the identities of the members of the Committee, as of specified future dates, will appear in the Company's proxy statements and annual reports to shareholders.

        Thomas P. King, Senior Vice President and Manager, Human Resources Division of Hibernia National Bank, maintains all records relating to the Plan and is the person to whom inquiries should be directed. Mr. King's address is: Human Resources Division, Hibernia National Bank, P. 0. Box 61540, New Orleans, Louisiana 70161, and his telephone number is: (504) 533-5603.

        The Committee determines from time to time the persons to whom awards under the Plan are to be granted, the number of shares to which each award relates, the terms upon which options may be exercised, and the provisions of agreements implementing such grants. The Committee also has authority to interpret the Plan and the agreements issued thereunder, and to make all determinations deemed necessary or advisable for administration of the Plan. Any determinations made or actions taken by the Committee in accordance with its authority under the Plan are final.

        Members of the Committee do not receive any compensation for their administration of the Plan apart from the fees which they receive for their services as directors of the Company, which are described in the Company's proxy statements distributed in connection with annual meetings of shareholders of the Company.


Special Considerations for Certain Officers and Directors

        Recipients of stock options and other stock-based awards under the Plan who are considered "affiliates" of the Company may only reoffer or resell Common Stock acquired under the Plan pursuant to a separate prospectus filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an appropriate exemption from registration under the

Securities Act, such as Rule 144 and Rule 144A. An "affiliate" is generally defined as a person that controls, or is controlled by, or is under common control with, the Company. Such term generally includes directors and executive officers.

        Within ten days after the close of the month in which an officer or director of the Company subject to Section 16 of the Exchange Act (an "Insider") is granted a stock option, or otherwise has a change in beneficial ownership of Common Stock, he or she must file with the Commission a statement on Form 4 describing the transaction(s) giving rise to such change and showing his or her beneficial ownership as of the close of that month. Exercises of stock options by Insiders must also be reported under Section 16, either on the next Form 4 otherwise required to be filed or on a Form 5 filed at the end of a fiscal year.

        An Insider who sells Common Stock within a period of less than six months before or after a purchase of shares of Common Stock generally will be liable to the Company for any profits realized on such sale and purchase or purchase and sale in accordance with
Section 16(b) of the Exchange Act. A grant of a stock options generally will be considered a purchase of Common Stock for this purpose. Insiders are encouraged to consult with the Corporate Law Department of the Company before making sales of Common Stock.

Use of Common Stock to Satisfy Tax Liabilities

[to be reviewed and revised by tax counsel]

        The exercise of a nonqualified stock option or receipt of any other stock-based award granted under the Plan results in the recognition by the recipient of taxable income as described in "Federal Income Tax Consequences" above. Pursuant to applicable federal and state income tax laws, the Company is required to withhold a percentage of the income recognized upon exercise of a non-qualified stock option, the lapse of restrictions imposed on Restricted Stock and the receipt of a Performance Share or Performance Unit. Tax liability in connection with the exercise of a nonqualified stock option may exceed the amount required to be withheld by the Company because maximum marginal tax rates exceed the required withholding rate. Such tax liabilities may also include payroll taxes and state and local income taxes.

        Recipients of awards granted under the Plan may elect to satisfy any and all federal, state or local tax liabilities incurred with shares of Common Stock. Use of shares to satisfy tax liabilities may be accomplished either (i) by directing the Company to retain sufficient whole shares of Common Stock otherwise issuable upon exercise of the option or (ii) by delivering to the Company previously acquired whole shares of Common Stock. Shares being delivered in payment of all or any part of tax liabilities must be represented by duly endorsed certificates registered in the name of the recipient of the award, which must be delivered to the Company not later than the time that the optionee recognizes income and the amount of tax to be paid is to be determined (the "Tax Date").

        The Tax Date will be (i) the date of exercise in the case of the exercise of a non-qualified stock option by any optionee, whether or not he or she is an Insider, (ii) as to Restricted
Stock, the date on which restrictions lapse or an 83(b) election is made, and (iii) the date on which a Performance Share or Performance Unit is received.

        The number of shares retained or delivered may exceed the number required to satisfy minimum statutory withholding requirements, but may not exceed the number required to satisfy federal, state and local tax liabilities incurred in connection with the option exercise (including any related FICA obligations) based upon maximum marginal tax rates. To the extent the value of Common Stock retained by or delivered to the Company is less than the minimum statutory withholding requirements, the recipient must pay the difference to the Company in cash.

        The value of the Common Stock retained or delivered will be paid by the Company to the appropriate tax authorities following such retention or delivery. The value of any shares to be retained or delivered in satisfaction of tax liabilities will be based upon the average of the reported high and low sale prices of the Common Stock on the NYSE as reported in The Wall Street Journal, or if such prices are not so reported, will be the fair market value of such shares as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, in any case as of the Tax Date.

        Any optionee may, at his or her election, continue to pay in cash any amounts required to satisfy income tax withholding requirements imposed in connection with the exercise of a non-qualified stock option.

                   PERIODIC REPORTS TO SHAREHOLDERS

        The Company furnishes shareholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of these documents, and any other communications sent to the Company's shareholders generally, also are furnished to all employees who have received stock-based grants under the Plan.

                   CERTAIN OTHER INFORMATION

        The Company has filed with the Commission a Registration
Statement on Form S-8 (Registration No. 33- ) under the Securities

Act with respect to the Common Stock to which the stock granted or to be granted under the Plan relate. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Plan, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated therein by reference. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth on page 2 of this Prospectus.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

        The following documents filed by the Company with the Commission are hereby incorporated herein by reference:

        (a) Annual Report on Form 1O-K for the fiscal year ended
December 31, 1994.

        (b) Quarterly Report on Form 10-Q for the quarter ended March
31, 1995.

        (c) Proxy Statement in connection with the Annual Meeting of Shareholders held on April 18, 1995, except for the portions of the Proxy Statement that appear under the headings "Report of the Compensation Committee" and "Performance Graph."

        (d) The description of the Common Stock contained in the Company's Current Report on Form 8-K dated November 2, 1994.

        All documents filed by the Company after the date of this Prospectus pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus

Item 4.  Description of Securities.

        The description of the Common Stock contained in the Company's Current Report on Form 8-K dated November 2, 1994, and any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

        The consolidated financial statements of Hibernia incorporated in this Proxy Statement-Prospectus by reference from Hibernia's
Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


        A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued upon the exercise of options or the vesting of Awards in accordance with their terms, will be fully paid and nonassessable, has been rendered by Patricia C. Meringer, Associate Counsel and Secretary of the Company. As of March 1, 1995, Ms. Meringer held 2,138 shares of Common Stock and options to purchase an aggregate of 24,216 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

        The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.
Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

        Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

        Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

        Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

        The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

        Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

        Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

        Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

        Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

        The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

        The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

        The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 7.  Exemption from Registration Claimed.

        Not Applicable


Item 8.  Exhibits.

5(a)     Opinion of Patricia C. Meringer

24(a)    Consent of Patricia C. Meringer (included within Exhibit
         5(a)

25       Powers of Attorney


Item 9.  Undertakings.

      The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1932, (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act for the Long-Term Incentive Plan that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at thtat time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

                        THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-
8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 31, 1995.


                                          HIBERNIA CORPORATION



                                          By: S/RONALD E. SAMFORD, JR.
                                              Ronald E. Samford, Jr.
                                              Executive Vice President
                                              and Chief Accounting
                                              Officer

        Pursuant to the requirements of the Securities Act of 1933, the Amendment has been signed by the following persons in the capacities indicated on May 31, 1995.

Signatures                                         Title

       *
_____________________________                      Chairman of the Board
Robert H. Boh

       *
_____________________________                      President and Director
Stephen A. Hansel

       *
_____________________________                      Chief Financial Officer
Robert W. Close

       *
_____________________________                      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________                      Director
W. James Amoss, Jr.

       *
_____________________________                      Director
J. Terrell Brown


       *
_____________________________                      Director
Richard W. Freeman

       *
_____________________________                      Director
Robert L. Goodwin

       *
_____________________________                      Director
Dick H. Hearin

       *
_____________________________                      Director
Robert T. Holleman

       *
_____________________________                      Director
Hugh J. Kelly

       *
_____________________________                      Director
Sidney W. Lassen

       *
_____________________________                      Director
Donald J. Nalty

       *
_____________________________                      Director
William C. O'Malley

       *
_____________________________                      Director
James H. Stone

       *
_____________________________                      Director
Janee M. Tucker

       *
_____________________________                      Director
E. L. Williamson

       *
_____________________________                      Director
Robert E. Zetzmann




*By: S/PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact


                               THE PLAN

        Pursuant to the requirements of the Securities Act of 1933, the members of the Executive Compensation Committee of the Board of Directors of the Company have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 31, 1995.

                             HIBERNIA CORPORATION LONG-TERM INCENTIVE PLAN



                             BY:   s/PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Attorney-in-Fact*


* Attorney-in-Fact for James H. Stone, J. Terrell Brown, Robert L. Goodwin, Dick H. Hearin, Elton R. King, and Ernest L. Williamson

                                 EXHIBIT INDEX

Exhibit                                       Sequential Page
                                                  Number


 5(a)      Opinion of Patricia C. Meringer

24(a)      Consent of Ernst & Young

24(b)      Consent of Patricia C. Meringer
             (included within Exhibit 5(a)

25         Powers of Attorney

                                     EXHIBIT 5


                                    May 31, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

        I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares") to be issued by the Company to its employees pursuant to the terms of the Company's Long-Term Incentive Plan
(the "Plan"). The Shares will be reserved for issuance pursuant to the terms of the Plan and will be issued to employees pursuant to the terms of the grants and awards made to them under the Plan. .

        In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

        In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

        Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

        1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

        2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

        I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

        This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                                  Very truly yours,



                                  Patricia C. Meringer
                                  Associate Counsel
                                    and Secretary

                            EXHIBIT 23 (c)(i)

                          CONSENT OF ERNST & YOUNG LLP

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of Hibernia Corporaiton and to the incorporation by reference therein of our report dated January 9, 1995, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                     s/ERNST & YOUNG LLP
                                     Ernst & Young LLP


New Orleans, Louisiana
May 30, 1995

                            EXHIBIT 25

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/W. JAMES AMOSS, JR.
                                           W. James Amoss, Jr.
                                           Director
                                           HIBERNIA CORPORATION

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ROBERT H. BOH
                                           Robert H. Boh
                                           Chairman and Director
                                           HIBERNIA CORPORATION

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/J. HERBERT BOYDSTUN
                                           J. Herbert Boydstun
                                           Director
                                           HIBERNIA CORPORATION

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/J. TERRELL BROWN
                                           J. Terrell Brown
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/E.R. "BO" CAMPBELL
                                           E. R. "Bo" Campbell
                                           Director
                                           HIBERNIA CORPORATION

                         POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/RICHARD W. FREEMAN, JR.
                                           Richard W. Freeman, Jr.
                                           Director
                                           HIBERNIA CORPORATION

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ROBERT L. GOODWIN
                                           Robert L. Goodwin
                                           Director
                                           HIBERNIA CORPORATION

                         POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/STEPHEN A. HANSEL
                                           Stephen A. Hansel
                                           President, Chief Executive Officer
                                           and Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/DICK H. HEARIN
                                           Dick H. Hearin
                                           Director
                                           HIBERNIA CORPORATION

                          POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ROBERT T. HOLLEMAN
                                           Robert T. Holleman
                                           Director
                                           HIBERNIA CORPORATION

                           POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/HUGH J. KELLY
                                           Hugh J. Kelly
                                           Vice Chairman and Director
                                           HIBERNIA CORPORATION

                           POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ELTON R. KING
                                           Elton R. King
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/SIDNEY W. LASSEN
                                           Sidney W. Lassen
                                           Director
                                           HIBERNIA CORPORATION

                       POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/DONALD J. NALTY
                                           Donald J. Nalty
                                           Vice Chairman and Director
                                           HIBERNIA CORPORATION

                      POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of May, 1995.



                                           S/WILLIAM C. O'MALLEY
                                           William C. O'Malley
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ROBERT T. RATCLIFF
                                           Robert T. Ratcliff
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/H. DUKE SHACKELFORD
                                           H. Duke Shackelford
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/JAMES H. STONE
                                           James H. Stone
                                           Director
                                           HIBERNIA CORPORATION

                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of May, 1995.



                                           S/JANEE M. TUCKER
                                           Janee M. Tucker
                                           Director
                                           HIBERNIA CORPORATION

                       POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/VIRGINIA EASON WEINMANN
                                           Virginia Eason Weinmann
                                           Director
                                           HIBERNIA CORPORATION

                       POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ERNEST L. WILLIAMSON
                                           Ernest L. Williamson
                                           Director
                                           HIBERNIA CORPORATION

                       POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/ROBERT E. ZETZMANN
                                           Robert E. Zetzmann
                                           Director
                                           HIBERNIA CORPORATION

                       POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                           S/RON E. SAMFORD, JR.
                                           Ron E. Samford, Jr.
                                           Controller
                                           HIBERNIA CORPORATION

                         POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration
Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of April, 1995.



                                    S/ROBERT W. CLOSE
                                    Robert W. Close
                                    Treasurer and Chief Financial Officer
                                    HIBERNIA CORPORATION